SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 30, 2007               Commission File No. 000-28813

NEW CENTURY ENERGY CORP.
(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation or organization)

93-1192725
(IRS Employer Identification Number)

5851 SAN FELIPE, SUITE 775
HOUSTON, TEXAS 77057
(Address of principal executive offices)

(713) 266-4344
(Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2007, New Century Energy Corp. (“New Century,” the "Company," "we," "us," and "our") entered into a Securities Purchase Agreement with LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) for Valens U.S. SPV I, LLC (“Valens U.S.”) and Valens Offshore SPV II, Corp. (“Valens Offshore,” and collectively with Valens U.S., each a “Purchaser” and collectively the “Purchasers” and the "November 2007 Purchase Agreement"), whereby we sold Valens U.S. a Secured Term Note in the amount of $2,300,000 (the "November 2007 Valens U.S. Note"), and Valens Offshore a Secured Term Note in the amount of $3,000,000 (the “November 2007 Valens Offshore Note” and collectively the “Valens Notes”). In connection with the November 2007 Purchase Agreement, the Company also entered into a Consent Letter Agreement, Master Security Agreement, a Stock Pledge Agreement, a Restricted Account Agreement, Funds Escrow Agreement, a Net Profits Interest Agreement, a Conveyance of Net Profits Overriding Royalty Interest, a Lockbox Account Agreement Letter, a SPA and Lien Consent Agreement, and a Mortgage (including a Deed of Trust, Security Agreement, Financing Statement and Assignment of Production).

In connection with the November 2007 Purchase Agreement, the Company granted the Purchasers a right of first refusal to provide additional financing, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company. If the Company shall receive a proposed term sheet for additional funding, pursuant to the November 2007 Purchase Agreement, it will submit such term sheet to the Purchasers, at which time the Purchasers will have the right, but not the obligation, to deliver, within 10 days of its receipt of the proposed term sheet, its own proposed term sheet setting forth the terms and conditions upon which it would be willing to provide additional financing to the Company, at terms no less favorable than those outlined in the proposed term sheet. If the Purchasers' terms are at least as favorable to the Company as those of the proposed term sheet, in the sole determination of the Company, the Company shall accept the Purchasers' terms in lieu of the proposed term sheet, if not, the Company may accept the proposed term sheet.

NOVEMBER 2007 NOTES

In connection with the November 2007 Purchase Agreement, the Company issued Valens U.S. a thirty-six (36) month Secured Term Note in the amount of $2,300,000 (the "November 2007 Valens U.S. Note"), and Valens Offshore a thirty-six (36) month Secured Term Note in the amount of $3,000,000 (the "November 2007 Valens Offshore Note," and collectively with the November 2007 Valens U.S. Note, the “Valens Notes”).  The Valens Notes bear interest at a rate equal to the “prime rate” published in The Wall Street Journal (the “Prime Rate”), plus two percent (2%) (the “Contract Rate”), per annum, provided however that the Contract Rate never is less than eight percent (8%) per annum.  The unpaid principal and accrued interest, if any, on the Valens Notes are due and payable on November 30, 2010 (the "Maturity Date"). The interest on the Valens Notes is payable monthly, in arrears, commencing on March 1, 2008. Additionally, amortizing payments of the principal amount due under the Valens Notes are due December 1, 2007, and each succeeding month thereafter including the Maturity Date (each an "Amortization Amount"). As long as no Event of Default, as defined below, has occurred under the Valens Notes, interest on the Valens Notes is only payable as a component of the Amortization Amount (defined below), unless such Amortization Amount is less than $50,000 for any month.

Each monthly Amortization Amount of the Valens Notes is equal to eighty percent (80%) of the Net Revenues (defined below) which the Company receives in respect to the oil, gas and/or other hydrocarbon production from certain oil and gas wells which the Company plans to drill and if successful operate, on the property owned by the Company.  “Net Revenue” is defined as the gross proceeds paid to the Company, after subtracting (i) the reasonable ordinary day to day expenses associated with the Company's operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry and (ii) the Company's reasonable estimate of its federal tax (including federal income tax) liability (after taking into account all applicable deductions, depletion and credits), all of which, in each case, shall be subject to the Agents approval. Provided, however, that each Amortization Amount shall be equal to one hundred (100%) of Net Revenue, upon the occurrence and during the continuance of an Event of Default under the Valens Notes as described below.

In the event the Amortization Amount payable to the Purchasers during any month is less than $50,000 in aggregate ($21,700 in the case of the Valens U.S. note or $28,300 in the case of Valens Offshore note), then the Company is required to make a cash payment to such Purchaser in an amount equal to the difference between the amount of money received by such party and the applicable Amortization Amount.

"Events of Default" under the Valens Notes include: the Company's failure to pay any amount due under the Valens Notes; the Company's breach of any covenant or any other term of the Valens Notes in any material respect, which if subject to cure, continues for a period of fifteen (15) days, without being cured; the Company's or Century Resources, Inc. and Gulf Coast Oil Corporation (collectively the “Subsidiaries”) breach of any representation, warranty or statement made to the Purchasers or Laurus Master Fund, Ltd. (“Laurus”) in connection with any transaction contemplated by the Valens Notes, or any of the other agreements entered into between the Company, the Subsidiaries and Laurus; any change or occurrence which could reasonably be expected to have a material adverse effect on the Company's ability to repay the Valens Notes; the Company's or any Subsidiaries’ bankruptcy or insolvency; if the Company or any of the Subsidiaries were to have a judgment levied against it in an amount greater than $100,000; a change in control of the Company, whereby any person or group shall become the beneficial owner of 35% or more of the Company's voting equity interests or if the Board of Directors of the Company ceases to consist of a majority of the Company's Board of Directors on the date of the Valens Notes, unless the Purchasers consent in writing to such change; if the Company merges with, consolidates with or sells all or substantially all of its assets to any other person or entity; and/or if an indictment is brought or threatened against the Company, us or any of our or the Company's executive officers under any criminal statute or civil statue whereby the penalty associated with such indictment could result in the forfeiture of any property of the Company or us; an “Event of Default” occurs as defined in the November 2007 Purchase Agreement.

Following the occurrence of and during the continuance of an Event of Default, the Company is required to pay additional interest on the Valens Notes in an amount equal to two percent (2%) per month, and all outstanding obligations under the Valens Notes, the November 2007 Purchase Agreement and each other Related Agreement (as defined in the November 2007 Purchase Agreement), including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived. Additionally, following the occurrence of and during the continuance of an Event of Default, the Purchasers may, at their option, demand immediate repayment in full of all obligations and liabilities owing by the Company to the Purchasers under the Valens Notes, the November 2007 Purchase Agreement and/or any other Related Agreement, to require the Company to make a default payment equal to 130% of the outstanding principal amount of the Valens Notes, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.

The Company plans to use the funds received through the sale of the Valens Notes to drill up to six wells and rework two other existing wells on its properties during the remainder of 2007 and 2008.  Additionally, the Company paid Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to one and one-half percent (1.50%) of the aggregate principal amount of the Notes ($79,500), plus reasonable expenses (including legal fees and expenses) incurred in connection with the November 2007 Purchase Agreement and the Related Agreements; and a non-refundable payment in an amount equal to one percent (1.00%) of the aggregate principal amount of the Notes ($53,000); and an advance prepayment discount deposit equal to one percent (1.00%) of the aggregate principal amount of the Notes ($53,000) at the closing.

CONVEYANCE OF NET PROFITS OVERRIDING ROYALTY INTEREST
AND NET PROFITS INTEREST AGREEMENT

In connection with the November 2007 Purchase Agreement, the Company also entered into a Net Profits Interest Agreement (the “Interest Agreement”) and a Conveyance Of Net Profits Overriding Royalty Interest (the “Conveyance”) with the Purchasers   Pursuant to the terms of the Interest Agreement and the Conveyance, the Company agreed to sell and convey to the Purchasers, in the proportions of forty-three and four tenths percent (43.4%) to Valens U.S. and fifty-six and six tenths percent (56.6%) to Valens Offshore, a net profits overriding royalty interest equal to forty-nine percent (49%) of  the Net Profits (as defined therein) of the production of oil and gas produced, saved, and marketed from certain oil and gas properties proposed to be drilled by the Company.

RELATED AGREEMENTS

The Company also entered into the following agreements in connection with the November 2007 Purchase Agreement:

o
a Master Security Agreement whereby the Company and the Subsidiaries assigned and granted a continuing security interest in various properties to the Agent for the benefit of the Purchasers to secure the repayment of the Valens Notes;

o	a Guaranty whereby Gulf Coast and Century agreed to guaranty the repayment of the Valens Notes; and

o
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Productions in favor of the Agent, which provided the Agent a mortgage and security interest over the interests purchased by the Company pursuant to the November 2007 Purchase Agreement to secure the repayment of the Valens Notes.

o
We also entered into a Letter Agreement (the “New Century Letter Agreement”), whereby Laurus agreed to the November 2007 Purchase Agreement and the transactions contemplated therein, and the Subsidiaries agreed to reaffirm their outstanding obligations and liabilities owed to Laurus in connection with the prior Securities Purchase Agreements and Related Agreements (as defined therein) entered into between us and Laurus in 2005, 2006 and 2007.

Second Amended Executive Employment Agreement with Edward R. DeStefano

On or about December 3, 2007, the Company and Edward R. DeStefano, the Company’s Chief Executive Officer and President, entered into a Second Amended Executive Employment Agreement (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, as amended, Mr. DeStefano will receiver a yearly salary of $425,000 for the twelve month period beginning January 1, 2008 and ending December 31, 2008, and a yearly salary of $475,000 for each of the twelve month periods beginning January 1, 2009 and January 1, 2010, and ending December 31, 2009 and December 31, 2010, respectively.  Furthermore, Mr. DeStefano is entitled to a one-time payment in the amount of $20,000, in connection with Gulf Coast Oil Corporation’s November 2007 closing of the $7,100,000 in financing for the drilling of up to fourteen wells on its properties and the New Century closing of the $5,300,000 in financing described above.  Mr. DeStefano will also receive twenty days of paid time off per year, and he may be granted, at the sole discretion of the Company’s Board of Directors, an overriding royalty interest of up to one half of one percent (0.005%) in connection with any new wells drilled by the Company subsequent to the date of the Employment Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 30, 2007, the Company entered into a Securities Purchase Agreement, and sold a $3,000,000 Secured Term Note to Valens Offshore SPV II, Corp. (“Valens Offshore”). The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

On November 30, 2007, the Company entered into a Securities Purchase Agreement, and sold a $2,300,000 Secured Term Note to Valens U.S. SPV I, LLC (“Valens U.S.”). The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                 Description.

10.1*	November 2007 Securities Purchase Agreement

10.2*	November 2007 Secured Term Note (New Century and Valens U.S.)

10.3*	November 2007 Secured Term Note (New Century and Valens Offshore)

10.4*	Consent Letter Agreement

10.5*	Master Security Agreement

10.6*	Net Interest Agreement

10.7*	Conveyance of Net Profits Overriding Royalty Interest

10.8*	Amended and Restated Mortgage

10.9*	Second Amended Executive Employment Agreement with Edward R. DeStefano

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       NEW CENTURY ENERGY CORP.

                        /s/ Edward R. DeStefano
                        Edward R. DeStefano,
                        President

Date: December 4, 2007